SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): September 30, 2002




                              LIZ CLAIBORNE, INC.
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)



             DELAWARE                   001-10689               13-2842791
-------------------------------       ------------        ----------------------
(State or other jurisdiction of       (Commission            (IRS Employer
        incorporation)                File Number)        Identification Number)


1441 Broadway, New York, NY                                         10018
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(Address of principal executive offices)                          (Zip Code)


       Registrant's telephone number, including area code: (212) 626-3500


                                 NOT APPLICABLE
    -------------------------------------------------------------------------
          (Former name or former address, if changed since last report)



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ITEM 5.  OTHER EVENTS

On September 30, 2002, Liz Claiborne, Inc., a Delaware corporation (the "Company") acquired 100 percent of the stock of Ellen Tracy Inc. and related companies ("Ellen Tracy") for a purchase price of approximately $180 million, including the assumption of debt. Ellen Tracy, a privately held fashion apparel company, designs, wholesales and markets women's sportswear. Based in New York City, Ellen Tracy sells its products at Bridge price points, predominantly to select specialty stores and upscale department stores, under the Ellen Tracy Inc., Linda Allard Ellen Tracy and Company Ellen Tracy brand names. Ellen Tracy achieved net sales of approximately $171 million in 2001.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        LIZ CLAIBORNE, INC.


Dated:   October 1, 2002           By:  /s/ Michael Scarpa
                                        ---------------------------------------
                                        Name:    Michael Scarpa
                                        Title:   Senior Vice President,
                                                 Chief Financial Officer